UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2018

HARVARD BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33957	04-3306140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
84 October Hill Road, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (508) 893-8999
________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 1, 2018, Data Sciences International, Inc., or DSI, a wholly-owned subsidiary of Harvard Bioscience, Inc. entered into Amendment No. 3, or Amendment No. 3, to its Lease Agreement, dated as of October 1, 2007 with AX US L.P. for DSI’s headquarters located in New Brighton, Minnesota. Amendment No. 3 provides for an extended lease term commencing on July 1, 2020 and ending on September 30, 2030 as well as a reduction of the space that is leased and a related adjustment to the base rent. The foregoing summary is qualified in its entirety by reference to Amendment No. 3, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

10.1	Third Amendment to Lease Agreement, entered into as of November 1, 2018, with an effective date as of October 25, 2018, between Data Sciences International, Inc. and AX US L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvard BIOSCIENCE, INC. (Registrant)
November 7, 2018 (Date)	/s/ JEFFREY A. DUCHEMIN Jeffrey A. Duchemin Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Third Amendment to Lease Agreement, entered into as of November 1, 2018, with an effective date as of October 25, 2018, between Data Sciences International, Inc. and AX US L.P.